                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

                                             Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))        [_]

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          SANDY SPRING BANCORP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):[X]     No fee required. [_]

     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total Fee Paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

         ____________________________________________________________


                          SANDY SPRING BANCORP, INC.
                             17801 Georgia Avenue
                             Olney, Maryland 20832
                                (301) 774-6400



                                March 17, 2000



Dear Shareholder:

         We invite you to attend the 2000 Annual Meeting of Shareholders of Sandy Spring Bancorp, Inc. to be held at the Indian Spring Country Club, 13501 Layhill Road, Silver Spring, Maryland on Tuesday, April 18, 2000, at 3:00 p.m.

         The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Also enclosed is the Annual Report showing the results for 1999.

         YOUR VOTE IS IMPORTANT. On behalf of the Board of Directors, we urge
         ----------------------
you to sign, date, and return the enclosed proxy as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

         If you have any questions, please call Ronald E. Kuykendall, Corporate Secretary, at (301) 774-6400.

         Thank you for the cooperation and continuing support you have given this institution.

                                           Sincerely,


                                           /s/ Hunter R. Hollar



                                           Hunter R. Hollar
                                           President and Chief Executive Officer


          ___________________________________________________________

                          SANDY SPRING BANCORP, INC.
                             17801 GEORGIA AVENUE
                             OLNEY, MARYLAND 20832
                                (301) 774-6400

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON APRIL 18, 2000

         NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders (the "Annual Meeting") of Sandy Spring Bancorp, Inc. ("Bancorp") will be held on Tuesday, April 18, 2000, at 3:00 p.m. Eastern Time at the Indian Spring Country Club, 13501 Layhill Road, Silver Spring, Maryland.

         A Proxy and a Proxy Statement for the Annual Meeting and the 1999 Annual Report to Shareholders are enclosed.

         The Annual Meeting is for the purpose of considering and acting upon:

         (1)      The election of four directors of Bancorp; and

         (2) Such other business as may properly come before the Annual Meeting or any adjournments thereof.

         NOTE: The Board of Directors is not aware of any other business to come before the Annual Meeting.

         The Board of Directors has fixed the close of business on March 6, 2000, as the record date for determination of the shareholders entitled to vote at the Annual Meeting. Only holders of record of Bancorp's Common Stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

         In the event that there are not sufficient votes to conduct the election of directors or to approve other business properly before the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by Bancorp.

         You are requested to fill in and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it in the enclosed envelope. The proxy will not be used if you attend and choose to vote in person at the Annual Meeting.

                                       By Order of the Board of Directors

                                       /s/ Ronald E. Kuykendall

                                       Ronald E. Kuykendall
                                       Corporate Secretary

Olney, Maryland
March 17, 2000

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE, AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF THIS ENVELOPE IS MAILED IN THE UNITED STATES.

                          SANDY SPRING BANCORP, INC.
                             17801 Georgia Avenue
                             Olney, Maryland 20832
                                (301) 774-6400

                             ____________________

                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                                April 18, 2000

                             ____________________

               Solicitation, Voting, and Revocability of Proxies

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sandy Spring Bancorp, Inc. ("Bancorp") to be used at the 2000 Annual Meeting of Shareholders, to be held on Tuesday, April 18, 2000, at 3:00 p.m. Eastern Time at the Indian Spring Country Club, 13501 Layhill Road, Silver Spring, Maryland. The accompanying Notice of Annual Meeting and form of proxy and this Proxy Statement are being first mailed on or about March 17, 2000 to shareholders of record as of the close of business on March 6, 2000.

         If the enclosed form of proxy is properly executed and returned to Bancorp in time to be voted at the Annual Meeting, the shares represented by it will be voted in accordance with the instructions marked on the form. Executed but unmarked proxies will be voted FOR Proposal 1 to elect the four nominees of Bancorp's Board of Directors as directors. Proxies marked as abstentions and shares held in street name that have been designated by brokers on proxies as not voted will not be counted as votes cast, but will be counted for purposes of determining a quorum at the Annual Meeting. Bancorp does not know of any other matters that are to come before the Annual Meeting except for incidental, procedural matters. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by each proxy on such matters as determined by a majority of the Board of Directors.

         The presence of a shareholder at the Annual Meeting will not automatically revoke that shareholder's proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Corporate Secretary of Bancorp, Ronald E. Kuykendall, a written notice of revocation; by delivering to Bancorp a duly executed proxy bearing a later date; or by attending the Annual Meeting and voting in person.

         The cost of soliciting proxies will be borne by Bancorp. In addition to the solicitation of proxies by mail, Bancorp also may solicit proxies personally or by telephone or telegraph through its directors, officers and regular employees. Bancorp also will request persons, firms, and corporations holding shares in their names or in the name of nominees that are beneficially owned by others to send proxy materials to and obtain proxies from those beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

         The securities that can be voted at the Annual Meeting consist of shares of common stock, par value $1.00 per share, (the "Common Stock") of Bancorp. Each share entitles its owner to one vote on all matters. The close of business on March 6, 2000 has been fixed by the Board of Directors as the record date for determination of shareholders entitled to vote at the Annual Meeting; there were approximately 2,400 record holders of the Common Stock as of that record date. The number of shares outstanding on March 6, 2000 was 9,619,975 The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

         A copy of the Annual Report to Shareholders for the year ended December 31, 1999 accompanies this Proxy Statement. Bancorp is required to file an Annual Report on Form 10-K for its year ended December 31, 1999 with the Securities and Exchange Commission ("SEC"). Shareholders may obtain, free of charge, a copy of this Annual Report on Form 10-K by writing Ronald E. Kuykendall, Corporate Secretary, at Sandy Spring Bancorp, Inc., 17801 Georgia Avenue, Olney, Maryland 20832.

                         Stock Ownership of Management

         The following table sets forth information as of March 6, 2000, with respect to the shares of Common Stock beneficially owned by each director continuing in office and nominee for director of Bancorp, by certain executive officers of Bancorp and by all directors and executive officers of Bancorp as a group. This information is based upon the most recent report of beneficial ownership of securities filed with the Securities and Exchange Commission. To the knowledge of management, no person beneficially owns more than 5% of the outstanding shares of Common Stock.

                                       Amount and              Percentage of           Trust                  Percentage of
                                  Nature of Beneficial         Common Stock          Preferred               Trust Preferred
        Name                      Ownership/(1)(2)(3)/          Outstanding       Securities/(4)/         Securities Outstanding
        ----                      --------------------          -----------       ---------------         ----------------------
John Chirtea                              20,042                    *                                              *
Susan D. Goff                                449                    *                                              *
Solomon Graham                             4,895                    *                                              *
Gilbert L. Hardesty                        2,600                    *                                              *
Joyce R. Hawkins                          34,988                    *                  7,000                       *
Hunter R. Hollar                          52,206                    *                                              *
Thomas O. Keech                           70,301                    *                    400                       *
Charles F. Mess                            6,083                    *                                              *
Robert L. Mitchell                        11,000                    *                                              *
Robert L. Orndorff, Jr.                  108,025                 1.12%                 3,500                       *
David E. Rippeon                           7,794                    *                                              *
Lewis R. Schumann                         57,756                    *                    347                       *
W. Drew Stabler                           34,991                    *                                              *
James H. Langmead                         14,374                    *                                              *
Lawrence T. Lewis                         27,861                    *                  1,000                       *
Frank H. Small                            13,564                    *                                              *
Stanley L. Merson                         28,577                    *                                              *

All directors and executive officers
  as a group (20 persons)                519,854                 5.34%                12,247                       *

*        Less than 1%.
(1) Under the rules of the SEC, an individual is considered to "beneficially own" any share of Common Stock which he or she, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (1) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (2) investment power, which includes the power to dispose, or to direct the disposition, of such security. In addition, an individual is deemed to be the beneficial owner of any share of Common Stock of which he or she has the right to acquire voting or investment power within 60 days of March 6, 2000. Includes 106,470 shares of Common Stock subject to outstanding options which are exercisable within 60 days of March 6, 2000, of which Hunter R. Hollar, James H. Langmead, Lawrence T. Lewis, Frank H. Small, and Stanley L. Merson ("Named Executive Officers") hold options to purchase 43,534 shares, 12,000 shares, 8,500 shares, 9,000 shares, and 21,034 shares of Common Stock, respectively. Executive officers who are not Named Executive Officers hold options for 12,402 shares. Also includes 495 shares, 1,433 shares, 642 shares, 1,564 shares, and 2,791 shares of Common Stock owned by Mr. Hollar, Mr. Langmead, Mr. Lewis, Mr. Small, and Mr. Merson, respectively, and 6,696 shares of Common Stock owned by executive officers who are not Named Executive Officers, as participants in Bancorp's Cash and Deferred Profit Sharing Plan.
(2) Includes shares owned directly by directors and executive officers of Bancorp as well as shares held by their spouses and minor children and trusts of which certain directors are trustees. Also includes 51,656 shares held by a trust for which Mr. Schumann is trustee, but in which he has no pecuniary interest.
(3) Fractional shares resulting from participation in the dividend reinvestment plan have been rounded to the nearest whole share.
(4) 9.375% Cumulative Trust Preferred Securities issued by Sandy Spring Capital Trust I, a wholly owned subsidiary of Bancorp.

                             Election of Directors
                                 (Proposal 1)

         The Board of Directors has set the total number of directors at thirteen, in accordance with Bancorp's Articles of Incorporation and Bylaws. Bancorp's Articles of Incorporation divide the directors into three classes, as nearly equal in number as possible. In general, the term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. At the Annual Meeting a total of four director-nominees will be elected for three-year terms. With respect to the election of directors, each shareholder of record on the record date is entitled to one vote for each share of Common Stock held. A plurality of all the votes cast at the Annual Meeting will be sufficient to elect a nominee as a director.

Information as to Nominees and Continuing Directors

         The following table sets forth the names of the Board of Directors' four nominees for election as directors. Also shown is certain other information, some of which has been obtained from Bancorp's records and some of which has been supplied by the nominees and continuing directors, with respect to their principal occupations during the past five years, their ages at December 31, 1999, the periods during which they have served as directors, and the positions they currently hold with Bancorp. It is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the four nominees listed below for terms of three years, unless otherwise directed by the shareholder. The Board of Directors believes that each of the nominees will stand for election and will serve if elected as director. If any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

         The Board of Directors recommends a vote "FOR" each of the nominees named below as a director of Bancorp.

                                                                                          Member                   Term
                                                          Position(s) Held               of Board                Currently
     Name                       Age                         With Bancorp                  Since/(1)/              Expires
     ----                       ---                        ---------------             -------------              -------
                                              Director-Nominees for Terms to Expire
                                                    at the 2003 Annual Meeting

     Susan D. Goff              54                            Director                     1994                    2000

     Robert L. Mitchell         63                            Director                     1991                    2000

     Robert L. Orndorff, Jr.    43                            Director                     1991                    2000

     David E. Rippeon           50                            Director                     1997                    2000


                                                        Continuing Directors

     Solomon Graham             56                            Director                     1994                    2001

     Gilbert L. Hardesty        59                            Director                     1997                    2001

     Charles F. Mess            61                            Director                     1987                    2001

     Lewis R. Schumann          56                            Director                     1994                    2001

     W. Drew Stabler            62                         Chairman of the                 1986                    2001
                                                         Board of Directors

                                                                                       Member                      Term
                                                          Position(s) Held            of Board                   Currently
     Name                       Age                         With Bancorp               Since/(1)/                 Expires
     ----                       ---                        ---------------          -------------                 -------
                                                        Continuing Directors
                                                             (continued)

     John Chirtea               62                            Director                  1990                       2002

     Joyce R. Hawkins           66                            Director                  1995                       2002

     Hunter R. Hollar           51                        President, Chief              1990                       2002
                                                        Executive Officer and
                                                              Director

     Thomas O. Keech            66                            Director                  1995                       2002


(1) The Boards of Directors of Bancorp and its principal subsidiary, Sandy Spring National Bank (the "Bank"), are composed of the same persons. Includes term of office as a director of the Bank prior to the formation of Bancorp as the holding company for the Bank in January 1988.


         The principal occupation(s) and business experience of each nominee and director of Bancorp for the last five years are shown below.

Director-Nominees:

         Susan D. Goff is President of M.D. IPA, Inc., a vice president of Optimum Choice, Inc., and a senior vice president of their parent holding company, Mid-Atlantic Medical Services, Inc., a health maintenance organization.

         Robert L. Mitchell is President and Chief Executive Officer of C-I/Mitchell and Best Company, which is engaged in homebuilding and real estate development.

         Robert L. Orndorff, Jr. is President of RLO Contractors, Inc., an excavating contractor.

         David E. Rippeon is President and Chief Executive Officer of Gaithersburg Farmers Supply, Inc., a tractor and equipment dealership.

Continuing Directors:

         Solomon Graham is founder, President, and Chief Executive Officer of Quality Biological, Inc., a biotechnology firm providing reagents for medical research.

         Gilbert L. Hardesty is a retired bank executive, having served as President of Crestar Bank - Annapolis from June 1994 to June 1997 and as President of Annapolis Federal Savings Bank from April 1986 to June 1994.

         Charles F. Mess, M.D. is in the practice of general orthopedics.

         Lewis R. Schumann is a partner in the law firm of Miller, Miller and Canby, Chtd.

         W. Drew Stabler is a partner in Pleasant Valley Farm, a crop and livestock operation.

         John Chirtea is a real estate consultant who is retired from LCOR, a national real estate development company. In prior years, Mr. Chirtea was a partner in the Linpro Co., the predecessor company of LCOR.

         Joyce R. Hawkins is a realtor with Weichert Realtors.

         Hunter R. Hollar is President and Chief Executive Officer of Bancorp and the Bank. From 1990 through 1993, Mr. Hollar served as President of Bancorp and President and Chief Operating Officer of the Bank.

         Thomas O. Keech retired as Vice President of Bancorp and Executive Vice President of the Bank effective December 31, 1995. Mr. Keech previously served as Vice President and Treasurer of Bancorp and Executive Vice President and Chief Financial Officer of the Bank.

Corporate Governance and Other Matters

         During 1999, each of Bancorp's and the Bank's Boards of Directors held 12 regular meetings.

         The average attendance was 92% for meetings of Bancorp's and the Bank's Boards of Directors. All incumbent directors attended 75% or more of the aggregate of (a) the total number of meetings of the Boards of Directors and (b) the total number of meetings held by all committees on which they served during the period of their service during the year, except for Robert L. Mitchell who attended 70%. Mr. Mitchell's service as First Vice President of the National Homebuilders Association during 1999 made it impractical for him to attend a number of meetings.

         Bank directors who are not employed by the Bank receive an annual retainer of $4,000 and fees of $400 ($500 for the Chairman) for attendance at each meeting of the Board of Directors, $400 for each Executive Committee meeting, and $300 for other committee meetings. Bancorp directors who are not employed by Bancorp do not receive any additional compensation except for fees of $400 ($500 in the case of the Chairman) for attendance at each meeting of the Board of Directors not held in conjunction with a meeting of the Bank's Board of Directors and except for fees of $300 for each meeting of the Audit and Nominating Committees. Directors of Sandy Spring Mortgage Corporation who are not employed by Bancorp or any of its subsidiaries receive fees of $300 for each meeting of its Board.

         Directors of the Bank are eligible to defer all or a portion of their fees under Director Fee Deferral Agreements between the Bank and individual directors. Amounts deferred accrue interest at the prime rate. Except in the case of death or financial emergency, deferred fees and accrued interest are payable only following termination of a director's service on the board. The Director Fee Deferral Agreements also provide for benefits that may exceed deferred fees and accrued interest in the event a party dies while a director of the Bank, but only to the extent the Bank owns an insurance policy in effect on the director's life at the time of death that pays a greater amount than the total of deferred fees and accrued interest.

         Bancorp's Board of Directors has standing Audit and Nominating Committees. The Bank has a standing Human Resources Committee that performs the functions of a compensation committee. The functions, composition, and number of meetings for these committees in 1999 were as follows:

         Audit Committee - The Audit Committee is composed of John Chirtea, Chairman, Solomon Graham, Gilbert L. Hardesty, Joyce R. Hawkins, Thomas O. Keech, and David E. Rippeon. The Audit Committee, whose members are neither officers nor employees of Bancorp or the Bank, provides general oversight of the internal audit function, reviews the findings of external audits and examinations, evaluates the adequacy of the Bank's insurance coverage, reviews the activities of the Bank's Compliance Council, reviews the annual report to shareholders and Form 10-K on behalf of the Board and monitors internal controls for financial reporting. During 1999, four meetings were held.

         Nominating Committee - The Nominating Committee is composed of W. Drew Stabler, Chairman, Solomon Graham, John Chirtea, Hunter R. Hollar, and Charles
F. Mess. The Nominating Committee makes recommendations to the Board of Directors with respect to nominees for election as directors. While the Nominating Committee will consider nominees recommended by shareholders, it has not actively solicited recommendations by Bancorp's shareholders for nominees nor has it established any procedures for this purpose other than as set forth in the Bylaws. See "Shareholder Proposals." During 1999, no meetings were held.

         Human Resources (Compensation) Committee - The Human Resources Committee is composed of Robert L. Orndorff, Jr., Chairman, John Chirtea, Susan
D. Goff, Charles F. Mess, Robert L. Mitchell and W. Drew Stabler. The Human Resources Committee recommends salaries and other compensation for executive officers, conducts an annual review of the salary budget, considers other compensation plans and makes recommendations to the Board, deals with matters of personnel policy and, with the Stock Option Committee, administers the 1999, 1992, and 1982 Stock Option Plans. During 1999, two meetings were held.

                             Executive Compensation
Summary Compensation Table

         The following table sets forth the cash and noncash compensation for each of the last three years awarded to or earned by (i) the Chief Executive Officer, and (ii) each of the four other most highly compensated executive officers of Bancorp whose salary and bonus earned in 1999 exceeded $100,000 (the "Named Executive Officers").

                                                                                  Long-Term
                                                                                 Compensation
                                                                                 ------------
Name and Principal                                 Annual Compensation          Stock Option              All Other
                                                   -------------------
 Position in 1999                       Year        Salary       Bonus        Grants (Shares)/(1)/     Compensation/(2)/
------------------                      ----       --------     -------       --------------------    ------------------
Hunter R. Hollar                        1999       $276,000     $75,979              10,600                $   3,872
  President and Chief Executive         1998        224,750      80,536               3,000                    4,960
  Officer of Bancorp and the Bank       1997        203,885      31,658               6,000                    6,896

James H. Langmead                       1999        160,000      42,416               4,500                    3,872
  Vice President and Treasurer          1998        137,025      46,674               1,500                    4,241
  of Bancorp and Executive Vice         1997        119,473      17,443               3,000                    5,149
  President and Chief Financial
  Officer of the Bank

Lawrence T. Lewis                       1999        160,000      42,416               4,500                    3,872
  Executive Vice President              1998        136,500      46,482               1,500                    4,223
  of the Bank                           1997        118,000      17,227               3,000                    5,086

Frank H. Small                          1999        145,000      38,439               4,500                    2,339
  Executive Vice President              1998        120,450      41,038               1,500                    3,729
  of the Bank                           1997        105,342      15,380               3,000                    3,027

Stanley L. Merson                       1999        140,000      31,472               1,600                    3,388
  Senior Vice President                 1998        122,375      40,435               1,500                    3,788
  of the Bank and                       1997        111,254      16,244               3,000                    4,795
  President, Sandy Spring
  Mortgage Corporation

(1) Share amounts adjusted to give retroactive effect to a 2-for-1 stock split declared on January 28, 1998.
(2) Amounts shown in this column pertain to deferred compensation under Bancorp's Cash and Deferred Profit Sharing Plan. The amount of indirect compensation in the form of personal benefits received in 1999 by Messrs. Hollar, Langmead, Lewis, Merson and Small did not exceed 10% of the annual compensation paid to each such executive officer.

         Stock Option Plans. Bancorp maintains stock option plans to attract, retain, and motivate key officers of Bancorp and the Bank by providing them with a stake in the success of Bancorp as measured by the value of its shares. The following information has been adjusted to give retroactive effect to a 2-for-1 stock split declared on January 28, 1998.

         The 1999 Stock Option Plan (the "1999 Option Plan"), which was approved by the shareholders at the 1999 Annual Meeting of Shareholders, authorizes the issuance of up to 400,000 shares of Common Stock, subject to certain adjustments for changes in Bancorp's capital structure. The 1999 Option Plan has a term of 10 years from its effective date (February 24, 1999) after which date no stock options may be granted. As of March 6, 2000, options for 73,350 shares were outstanding under the 1999 Option Plan. The 1999 Option Plan replaced a plan adopted in 1992 (the "1992 Option Plan"), which was terminated except with respect to options that were outstanding on the plan's termination date. As of March 6, 2000, options for 127,500 shares were outstanding under the 1992 Option Plan. The 1992 Option Plan replaced a plan adopted in 1982 (the "1982 Option Plan"), which was terminated except with respect to options that were outstanding on the plan's termination date. As of March 6, 2000, options for 12,000 shares were outstanding under the 1982 Option Plan. The 1999 Option Plan, the 1992 Option Plan, and the 1982 Option Plan are referred to below as the "Option Plans."

         The Option Plans provide for the grant of "incentive options" as defined in Section 422 of the Code. The 1992 Option Plan also provides for the grant of "non-incentive options" to officers and other employees on terms and conditions established by the Stock Option Committee, which administers the Option Plans. The Stock Option Committee is comprised of all disinterested (outside) directors (i.e., all directors other than Mr. Hollar).

         Options have been granted under the Option Plans only to key employees of Bancorp and its subsidiaries. Under the Option Plans, the maximum option term is 10 years from the date of grant. Options granted under the Option Plans prior to 1996 were immediately exercisable upon grant. Options granted in 1996, 1997, 1998, and 1999 were first exercisable as follows: one-third upon the date of grant, one-third upon the first anniversary of the date of grant, and one-third upon the second anniversary of the date of grant. The exercise price of a stock option may not be less than 100% of the fair market value of the Common Stock on the date of grant. The exercise price of stock options must be paid for in full in cash or shares of Common Stock, or a combination of both. The Stock Option Committee has the discretion when making a grant of stock options under the 1999 Plan to impose restrictions on the shares to be purchased in exercise of such options.

         The Committee also has the authority to cancel stock options outstanding under the 1992 Option Plan and the 1999 Option Plan with the consent of the optionee and to grant new options at a lower exercise price in the event that the fair market value of the Common Stock at any time prior to the exercise of the outstanding stock options falls below the exercise price of such option.

                             Option Grants in 1999
                             ---------------------

         The following table contains information concerning the grant of stock options under the Option Plans to the Chief Executive Officer and each of the other Named Executive Officers. The Option Plans do not provide for the grant of stock appreciation rights.

                                                     Individual Grants
                          -------------------------------------------------------------------------
                                                                                                         Potential Realizable
                                                   % of Total                                              Value at Assumed
                              Options                Options          Exercise                           Annual Rates of Stock
                              Granted              Granted to            or                               Price Appreciation
                              (Number               Employees        Base Price          Expiration         for Option Term
                                                                                                            ---------------
Name                       of Shares)(1)             in Year      ($ per Share)(2)          Date              5%       10%
----                       -------------           -----------    ----------------          ----              --       ---
Hunter R. Hollar              10,600                 14.45%            $25.8125          12/15/2009       $172,073      $436,068
James H. Langmead              4,500                  6.13              25.8125          12/15/2009         73,050       185,123
Lawrence T. Lewis              4,500                  6.13              25.8125          12/15/2009         73,050       185,123
Frank H. Small                 4,500                  6.13              25.8125          12/15/2009         73,050       185,123
Stanley L. Merson              1,600                  2.18              25.8125          12/15/2009         25,973        65,822

(1) Options granted during 1999 were exercisable as follows: one-third upon the date of grant, one-third upon the first anniversary of the date of grant, and one-third upon the second anniversary of the date of grant.
(2) In each case, the exercise price was equal to the fair market value of the Common Stock on the date of grant.

                        Aggregated Option Exercises in
                        1999 and Year End Option Values
                        -------------------------------

         The following table sets forth information concerning the exercise of options by a Named Executive Officer during 1999 and the value of options held by the Chief Executive Officer and the other Named Executive Officers at December 31, 1999.

                                                                                                     Value of
                                                                             Number of              Unexercised
                                                                         Unexercised Options        In-the-Money
                                                                             at Year End              Options
                                                                             -----------
                              Shares Acquired                                Exercisable/         at Year End/(1)/
                                                                                                  ----------------
                                on Exercise                                 Unexercisable           Exercisable/
Name                         (Number of Shares)    Value Realized/(1)/    (Number of Shares)        Unexercisable
----                         ------------------    -------------------    ------------------        -------------
Hunter R. Hollar                    -0-                   $  -0-             43,534/8,066          $  503,143/$6,624
James H. Langmead                   -0-                      -0-             12,000/3,500             82,946/  2,813
Lawrence T. Lewis                   -0-                      -0-              8,500/3,500             35,696/  2,813
Frank H. Small                      -0-                      -0-              9,000/3,500             39,446/  2,813
Stanley L. Merson                   -0-                      -0-             21,034/1,566            254,541/    999

(1) The difference between the fair market value of the underlying securities at exercise or year-end and the exercise or base price.

                              Pension Plan Table

         The table below shows estimated annual benefits payable upon retirement to persons in the specified remuneration and years-of-service categories if such retirement had occurred on December 31, 1999. The benefits listed are provided on a 10-year certain-and-life basis and are not subject to deduction for Social Security or other offset amounts.

 Highest 5-Year                               Years of Credited Service at Retirement
                           ----------------------------------------------------------------------------------
Average Earnings               15            20            25            30           35        40 and above
----------------             ------        ------        ------        ------       ------     --------------
   $  25,000               $   5,625     $   7,500     $   9,375     $  11,250     $  13,125     $  15,000
      75,000                  16,875        22,500        28,125        33,750        39,275        45,000
     125,000                  28,125        37,500        46,875        56,250        65,625        75,000
     150,000                  33,750        45,000        56,250        67,500        78,750        90,000
     160,000 and more         36,000        48,000        60,000        72,000        84,000        96,000

         Earnings covered by the Pension Plan are total wages, including elective pre-tax contributions under Section 401(k) of the Internal Revenue Code, overtime pay, bonuses, and other cash compensation, which for the named executives correspond, in general, to the total of the amounts in the "Salary" and "Bonus" columns in the Summary Compensation Table, up to a total of $160,000. Benefits are computed on a monthly basis at the rate of 1.5% of highest five-year average monthly earnings multiplied by years of service up to 40 years for eligible persons retiring at age 65. Early retirement is also permitted by the Pension Plan at age 55 after at least 10 years of service. As of February 25, 2000, Bancorp's executive officers shown in the compensation table had accumulated the following years of credited service toward retirement:
Mr. Hollar - 9 years, Mr. Langmead - 8 years, Mr. Lewis - 4 years, Mr. Small - 9 years, and Mr. Merson - 17 years.

         Supplemental Executive Retirement Agreements. The Bank, upon the recommendation of the Human Resources Committee, has entered into individual Supplemental Executive Retirement Agreements ("SERA's") with certain executives of the Bank, including Mr. Hollar and each of the Named Executive Officers. The SERAs are designed to provide certain post-retirement benefits to enable a targeted level of covered retirement income to be met and to provide certain pre-retirement death and disability benefits should the executive die or become disabled prior to retirement age. The annual post-retirement deferred compensation benefit is designed to replace between 65% and 70% of the executive's projected final average pay at retirement date in conjunction with the Bank's Pension Plan and Deferred Profit Sharing Plan, Social Security retirement benefits, and any benefits payable to the executive under a prior employer's pension plan. Normal retirement benefits are payable in equal monthly payments over 15 years or until the death of the executive, whichever is longer. Using a 70% income replacement target for Mr. Hollar, an annual amount of $285,168 per year has been projected to be paid over a 15-year period at age 65. Executives who reach age sixty with ten years of service are eligible for reduced benefits upon early retirement, payable over 15 years. Reduced benefits also are available in the event of disability, voluntary termination, or termination by the Bank without just cause. Benefits payable by reason of the death of the executive are based upon accrued retirement benefits or, if greater, the approximate value of payments received by the Bank under insurance coverage obtained by the Bank on the executive's life, and are payable over 15 years.

         Change-in-Control Benefits. If within six months prior to, or two years after, a change-in-control, the Bank terminates the employment of an executive who is a party to a SERA without just cause, or the executive voluntarily terminates employment for good reason, the executive is eligible for normal retirement or early retirement benefits, at his or her election. These benefits are payable beginning at the retirement (or early retirement) age if the change in control has been approved by a majority of the directors of the Bank who were directors prior to the change in control, or otherwise beginning in the month following the executive's termination.

         Employment Agreements. In December 1990, Bancorp and the Bank entered into an Employment Agreement (the "1990 Agreement") with Hunter R. Hollar (the "Executive"). The Agreement provided for automatic one-year extensions on each January 1 after its initial term ended on December 31, 1993, provided that neither Bancorp nor Mr. Hollar had given written notice at least 90 days prior to a renewal date of intention not to renew the Agreement. The 1990 Agreement, as renewed, was in effect until January 30, 1997, when the 1990 Agreement was replaced with a new employment agreement (the "Agreement").

         The Boards of Directors of Bancorp and the Bank believe that the Agreement assures fair treatment of the Executive in relation to his career with Bancorp by assuring him of some financial security. The Agreement also protects the shareholders by encouraging the Executive to continue his attention to his duties without distraction in a potential merger or takeover circumstance and by helping to maintain the Executive's objectivity in considering any proposals to acquire Bancorp.

         The Agreement has an initial term of three years, and is subject to automatic one-year extensions of such term on each January 30, provided that neither Bancorp nor the Executive has given written notice at least 60 days prior to the renewal date of intention not to renew. The Agreement provides for the payment of cash and other benefits to the Executive, including a fixed salary, reviewed annually and subject to increase or decrease at the Board of Directors' discretion, provided that the salary may not be less than $190,000. The Executive also is entitled to participate in bonus and fringe benefit, incentive compensation, life insurance, medical, profit sharing and retirement plans, and to continued participation in a supplemental retirement arrangement. The Executive is entitled to reimbursement of reasonable business expenses, the use of an automobile (with reimbursement for expenses), and membership dues at a country club located in the Olney, Maryland area. With minor exceptions, the Agreement terminates, and there are no additional payments due under it, upon termination based upon death, retirement, or just cause (as defined) by Bancorp, or upon voluntary termination by the Executive without good reason (as defined). Upon termination for disability, the Executive is entitled to receive his salary through the term of the Agreement, reduced by payments under any disability plan maintained by Bancorp, plus regular employee benefits. Upon termination of the Executive without just cause by Bancorp, or with good reason by the Executive, the Executive is entitled to salary and bonuses for the remaining term of the Agreement, payable in a lump sum based upon prior year compensation levels. The Executive is prohibited from conflicts of interest, and must maintain the confidentiality of nonpublic information regarding Bancorp and its customers. The Executive also is bound by a covenant not to compete and not to interfere with other employees of Bancorp if the Executive is terminated for just cause, disability, or retirement or resigns without good reason.

         Change in Control Benefits. In the event of a change-in-control of Bancorp, the Executive is entitled to payment of certain benefits. If within six months prior to, or two years after, a change-in-control, Bancorp terminates the Executive's employment without good cause, or the Executive voluntarily terminates employment for good reason (as defined in the Agreement), then Bancorp, or its successor, is required to make a lump-sum cash payment to the Executive equal to 2.99 times the sum of the Executive's annual salary at the highest rate in effect during the preceding twelve months and bonuses for the preceding calendar year. The Executive also is entitled to continued participation for a three-year period in certain Bancorp-sponsored health and welfare plans. These payments and benefits, are limited, however, so as not to exceed the amount allowable as a deduction under Section 280G of the Internal Revenue Code. As of December 31, 1999, if a change-in-control had occurred and the Executive had terminated employment with good reason or had been terminated from employment without just cause, then $653,804 would have been payable to the Executive under the change-in-control provisions of the Agreement, after application of the limitations of Section 280G of the Code. Bancorp does not believe that payment of this amount would have a material adverse affect on the financial or operating condition of Bancorp or the Bank.

         Agreements with Other Named Executive Officers. The other Named Executive Officers also entered into employment agreements with Bancorp. The material terms and conditions of each of these agreements are similar to those of the Current Agreement entered by Mr. Hollar, except that (a) each of them is for an initial term of two years, and (b) the compensation and duties, and provisions relating to duties, are different in each agreement. Under the agreements, the other Named Executive Officers are not entitled to club memberships or use of an automobile. The agreements call for the employment of Mr. Langmead, Mr. Lewis, Mr. Merson, and Mr. Small at Bancorp, the Bank and, with respect to Mr. Merson, Sandy Spring Mortgage Corporation, at minimum base salaries of $110,000, $110,000, $100,000, and $95,000, respectively.

                    Report of the Human Resources Committee

         As members of the Human Resources Committee, it is our duty to review compensation policies applicable to executive officers; to consider the relationship of corporate performance to that compensation; to recommend salary and bonus levels and stock option grants for executive officers for consideration by the Boards of Directors of Bancorp and the Bank or their committees, as appropriate; and to administer various incentive plans of Bancorp and the Bank.

         Under the compensation policy of Bancorp, which is endorsed by the Human Resources Committee, compensation is paid based on both the executive officers' performance and the performance of the entire company. In assessing the performance of Bancorp and the Bank for purposes of compensation decisions, the Human Resources Committee considers a number of factors, including salaries paid by financial services companies with characteristics similar to Bancorp's to officers with similar responsibilities, profits of Bancorp and the Bank during the past year relative to their profit plans, reports of federal regulatory examinations of Bancorp and the Bank, growth, business plans for future periods, regulatory capital levels, and changes in the value of Bancorp's stock. The Human Resources Committee assesses individual executive performance based upon the executive's responsibilities and the Committee's determination of the executive's contributions to the performance of Bancorp and the accomplishment of Bancorp's strategic goals. In assessing performance for purposes of establishing base salaries, the members of the Committee do not make use of a mechanical formula, but instead weigh the factors described above as they deem appropriate in the circumstances. The 1999 salary levels of Bancorp's executive officers were established consistent with this compensation policy.

         Mr. Hollar became Chief Executive Officer of Bancorp and the Bank effective January 1, 1994. During 1999, the level of Mr. Hollar's annual salary was subject to the terms of an employment agreement with Bancorp and the Bank dated January 30, 1997. Under this agreement, Mr. Hollar's annual salary is reviewed annually and is subject to increase at the discretion of the Board of Directors.

         The Committee conducted a review of executive officer base compensation in December 1998. Changes in base compensation for 1999 were effective on January 1, 1999. In its review, the Committee determined that the performance of Mr. Hollar was excellent, based upon the 1998 financial performance of Bancorp, including the growth in assets, income, and capitalization during 1998; the financial performance trends for 1998 and the preceding four years, which include growth in assets, net operating income, and stockholders equity in each year; the results of confidential regulatory examinations; Bancorp's planned levels of financial performance for 1999; Mr. Hollar's continued involvement in community affairs in the communities served by Bancorp; and a general level of satisfaction with the management of Bancorp and its subsidiaries. As a result of this review, which included a comparison of Mr. Hollar's compensation with compensation paid to officers of comparable institutions, Mr. Hollar's salary was increased by $46,000 to $276,000.

         Executive officers of Bancorp and the Bank have been granted incentive stock options under Bancorp's Stock Option Plans. The purposes of the Stock Option Plans are to attract, retain, and motivate key officers of Bancorp and the Bank by providing them with a stake in the success of Bancorp as measured by the value of its shares. Options are granted at exercise prices equal to the fair market value of the shares on the dates of grant. The Stock Option Committee, which consists of the disinterested directors of Bancorp, has general responsibility for granting stock options to key employees and administering the plans. The Human Resources Committee recommends to the Stock Option Committee the recipients and the amounts and other terms of options to be granted. During 1999, incentive stock options for 25,700 shares were granted to Named Executive Officers at an exercise price of $25.8125 per share, including options for 10,600 shares granted to Mr. Hollar, 4,500 shares each granted to Mr. Langmead, Mr. Lewis, and Mr. Small, and 1,600 shares granted to Mr. Merson.

         The Human Resources Committee recommends to the Board of Directors the amount to be contributed each year to the Bank's Cash and Deferred Profit Sharing Plan. Under this Plan, each participant receives an allocation based upon the participant's compensation for the year. Each executive officer of Bancorp participates in the Plan. In 1995, the Human Resources Committee adopted a formula to establish the amount of aggregate contribution to the profit sharing plan. This formula uses measures of loan and deposit growth, profitability, asset quality, and productivity ratios compared with those measures for the prior year and target levels established for the Bank. For 1999, the Human Resources Committee recommended, and the Board of Directors of the Bank approved, an aggregate contribution of

$351, 294 or 2.42% of annual compensation of eligible participants, which was based upon the results of the formula.

         The Bank also awards quarterly cash bonuses to participants, including executive officers, based upon the performance of the Bank or business units, and annual bonuses for executive officers based solely on Bank performance, in each case using the formula described above. Performance bonuses of $75,979, $42,416, $42,416, $38,439, and $31,472 were awarded to Mr. Hollar, Mr. Langmead,
Mr. Lewis, Mr. Small, and Mr. Merson, respectively, in 1999.

         No member of the Human Resources Committee is a former or current officer or employee of Bancorp or the Bank.

March 9, 2000                                HUMAN RESOURCES COMMITTEE
                                             Robert L. Orndorff, Jr., Chairman
                                             John Chirtea
                                             Susan D. Goff
                                             Charles F. Mess
                                             Robert L. Mitchell
                                             W. Drew Stabler

                         Stock Performance Comparisons

         The following graph and table show the cumulative total return on the Common Stock of Bancorp over the last five years, compared with the cumulative total return of a broad stock market index, the Standard and Poor's 500 Index ("S&P 500") a narrower index, the SNL $1-$5 Billion Bank Index, and a Peer Group Index of Mid-Atlantic bank holding companies with assets of from $1 billion to $5 billion. The cumulative total return on the stock or the index equals the total increase in value since December 31, 1994, assuming reinvestment of all dividends paid into the stock or the index. The graph and table were prepared assuming that $100 was invested on December 31, 1994, in the Common Stock and the securities included in the indexes.

                                    [Graph]

   -------------------------------------------------------------------------------------------------
                                        1994      1995      1996       1997       1998       1998
                                        ----      ----      ----       ----       ----       ----
     Sandy Spring Bancorp. Inc.        $100.0    $138.7    $129.6     $207.3     $254.7     $234.8
     S&P 500 Index                      100.0     137.6     169.0      225.4      289.8      350.5
     SNL $1B-$5 Billion Banks           100.0     134.5     174.3      290.7      290.1      266.6
     Peer Group Index                   100.0     116.3     128.6      208.4      206.1      171.4
   -------------------------------------------------------------------------------------------------

         The Peer Group index includes the seventeen bank holding companies other than Bancorp headquartered in the states of Maryland, Virginia, Pennsylvania, New Jersey, and West Virginia (the Mid-Atlantic Region) with assets at December 31, 1999, of at least $1 billion and not more than $3 billion. The institutions included in this index are BT Financial Corp, City Holding Co., F&M Bancorp MD, F&M National Corp., FCNB Corp, Harleysville National Corp, Main Street Bancorp, Inc., National Penn Bancshares, Inc., Omega Financial Corp., Patriot Bank Corp, S&T Bancorp, Inc., Sterling Financial Corp, Sun Bancorp, Inc., United National Bancorp, US Bancorp, Inc., Wesbanco, Inc., and Yardville National Bancorp. Returns are weighted according to the issuer's stock market capitalization at the beginning of each year shown.

                Transactions and Relationships with Management

         Bancorp and the Bank have had in the past, and expect to have in the future, banking transactions with directors and executive officers in the ordinary course of business on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with other persons. In the opinion of management, these transactions do not and will not involve more than the normal risk of collectibility or present other unfavorable features.

         Director Lewis R. Schumann is a partner in the law firm of Miller, Miller and Canby, Chtd., which Bancorp and the Bank have retained during 1999 and expect to retain during the current year. The law firm provides legal services on matters such as routine litigation, personnel policies and practices, customer account forms and issues, and Bank properties.


                             Shareholder Proposals

         From time to time, individual shareholders may wish to submit proposals that they believe should be voted upon by the shareholders. The Securities and Exchange Commission has adopted regulations that govern the inclusion of such proposals in Bancorp's annual proxy materials. Shareholder proposals intended to be presented at the 2000 Annual Meeting of Shareholders may be eligible for inclusion in Bancorp's proxy materials for that Annual Meeting if they received by Bancorp at its executive offices not later than November 18, 2000.

         In addition, Bancorp's Bylaws require that to be properly brought before an annual meeting, shareholder proposals for new business must be delivered to or mailed and received by Bancorp not less than thirty nor more than ninety days prior to the date of the meeting; provided, however, that if less than forty-five days notice of the date of the meeting is given to shareholders, such notice by a shareholder must be received not later than the fifteenth day following the date on which notice of the date of the meeting was mailed to shareholders or two days before the date of the meeting, whichever is earlier. Each such notice given by a shareholder must set forth certain information specified in the Bylaws concerning the shareholder and the business proposed to be brought before the meeting.

         Shareholders also may nominate candidates for director, provided that such nominations are made in writing and received by Bancorp at its executive offices not later than December 18, 2000. The nomination should be sent to the attention of Bancorp's Corporate Secretary and must include, concerning the director nominee, the following information: full name, age, date of birth, educational background and business experience, including positions held for at least the preceding five years, home and office addresses and telephone numbers, and a signed representation to timely provide all information requested by Bancorp for preparation of its disclosures regarding the solicitation of proxies for election of directors. The name of each such candidate for director must be placed in nomination at the Annual Meeting by a shareholder present in person. The nominee must also be present in person at the Annual Meeting. A vote for a person who has not been duly nominated pursuant to these requirements will be deemed to be void.

     Compliance with Section 16(a) of the Securities Exchange Act Of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires Bancorp's executive officers and directors, and persons who own more than ten percent of a registered class of Bancorp's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent stockholders are required by applicable regulations to furnish Bancorp with copies of all Forms 3, 4, and 5 they file.

         Based solely on Bancorp's review of the copies of such forms it has received and written representations from certain reporting persons, Bancorp believes that all its executive officers and directors complied with all filing requirements applicable to them with respect to transactions during 1999.

                             Independent Auditors

         The Board of Directors anticipates the selection of Stegman & Company, certified public accountants, to audit the books and accounts of Bancorp for the year ending December 31, 2000. Stegman & Company has served as independent auditors for Bancorp and its subsidiary and predecessor, Sandy Spring National Bank of Maryland, without interruption for many years. Stegman & Company has advised Bancorp that neither the accounting firm nor any of its members or associates has any direct financial interest in or any connection with Bancorp and its subsidiaries other than as independent public auditors. A representative of Stegman & Company will be present at the Annual Meeting, will have the opportunity to make a statement, and will also be available to respond to appropriate questions.


                        ACTION WITH RESPECT TO REPORTS

         Action taken at the Annual Meeting to approve the minutes of the 1999 Annual Meeting of Shareholders does not constitute approval or disapproval of any of the matters referred to in those minutes.

                                           By order of the Board of Directors

                                           /s/ Ronald E. Kuykendall

                                           Ronald E. Kuykendall
                                           Corporate Secretary

Dated: March 17, 2000

                                REVOCABLE PROXY
                          SANDY SPRING BANCORP, INC.

                        ANNUAL MEETING OF SHAREHOLDERS
                                April 18, 2000


    The undersigned hereby constitutes and appoints John Chirtea and Thomas O. Keech and each of them the proxies of the undersigned, with full power of substitution, to attend the annual meeting of shareholders (the "Annual Meeting") of Sandy Spring Bancorp, Inc. ("Bancorp") to be held at the Indian Spring Country Club, 13501 Layhill Road, Silver Spring, Maryland on Tuesday, April 18, 2000 at 3:00 p.m. Eastern Time, or at any adjournment thereof, and to vote all the shares of stock of Bancorp which the undersigned may be entitled to vote, upon the following matters:

                                                   FOR       WITHHOLD
                                                   ---       --------
  1.  The election as directors of all nominees
      listed below (except as marked to the
      contrary below).                             ____        ____

       Susan D. Goff
       Robert L. Mitchell
       Robert L. Orndorff, Jr.
       David E. Rippeon

      INSTRUCTION: To withhold authority to vote for any individual nominee, print the nominee's name on the line below.

      ____________________________________________

  2. The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors recommends a vote "FOR" the election of all director nominees as shown in Item I.

________________________________________________________________________________
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED HEREIN. IF NO INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.
________________________________________________________________________________


               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned shareholder hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement and hereby revokes any proxy or proxies previously given. This proxy may be revoked at any time prior to its exercise.

                                 _____________________________________________
                                    Signature                   Date

                                 _____________________________________________
                                    Signature                   Date

                                 ______________________________________________
                                    Signature                   Date

Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee or guardian, etc., please give your full title. If the shareholder is a corporation, please provide the full name of the corporation and the name and title of the signing, duly appointed officer. If shares are held jointly, each holder should sign.

________________________________________________________________________________
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
________________________________________________________________________________